SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported): April 25, 2002
                                                    (April 24, 2002)

                      Furniture Brands International, Inc.
                      ------------------------------------
               (Exact name of Registrant as specified in charter)


        Delaware                        I-91               43-0337683
------------------------------   ----------------     ----------------------
   (State of Incorporation)         (Commission            (IRS Employer
                                    File Number)       Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                                 --------------
                         (Registrant's telephone number)

Item  5. Other Matters

     On April 24, 2002 the Company announced operating results for the first quarter of 2002. Net sales for the first quarter were $634.4 million, compared with $506.2 million in the first quarter of 2001, an increase of 25.3%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the Company acquired as of the close of business on December 28, 2001, the Company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 5.1% in the quarter.

     Net earnings for the first quarter were $32.8 million as compared to $19.7 million in the first quarter of last year. Diluted net earnings per common share for the first quarter were $0.58 as compared to $0.39 in the first quarter of last year, an increase of 48.7%. Effective January 1, 2002, the Company adopted FAS #142, which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the first quarter of 2001, reported earnings per share in that quarter would have been $0.44, an increase of 31.8%.

     The Company also announced that its current projection for earnings per share in the second quarter is $0.53 to $0.57 and for the full year 2002 is in the $2.35 to $2.42 range.

Item  7. Financial Statements and Exhibits

         (c)      Exhibits

                  99       Press Release, dated April 24, 2002.

                                    SIGNATURE
                                    ---------




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       Furniture Brands International, Inc.




                                 By:   /s/ Steven W. Alstadt
                                       ------------------------------
                                       Steven W. Alstadt
                                       Controller and Chief Accounting Officer





Dated: April 25, 2002

INFORMATION
 101 South Hanley Road
 St. Louis, Missouri  63105
 314-863-1100

                                                       FOR IMMEDIATE RELEASE


            FURNITURE BRANDS INTERNATIONAL REPORTS EARNINGS PER SHARE
                     OF $0.58 FOR THE FIRST QUARTER OF 2002

                COMPANY ANNOUNCES $30.8 MILLION IN DEBT REDUCTION


St. Louis, Missouri, April 24, 2002 -- Furniture Brands International (NYSE:FBN) announced today its financial results for the first quarter of 2002, which included diluted net earnings per common share of $0.58 for the quarter.

Net Sales

Net sales for the first quarter of 2002 were $634.4 million, compared with $506.2 million in the first quarter of 2001, an increase of 25.3%. Excluding the impact of Henredon, Drexel Heritage and Maitland-Smith, which the company acquired as of the close of business on December 28, 2001, the company's sales (Broyhill, Lane and Thomasville) showed year-over-year growth of 5.1% in the quarter.

Net Earnings

Net earnings for the first quarter were $32.8 million as compared to $19.7 million in the first quarter of last year. Diluted net earnings per common share for the first quarter were $0.58 as compared to $0.39 in the first quarter of last year, an increase of 48.7%. The company's previous guidance had been in the $0.48 to $0.53 range for the quarter. Effective January 1, 2002, the company adopted FAS #142 which eliminated the amortization of goodwill and other intangible assets with indefinite lives. Had FAS #142 been effective in the first quarter of 2001, reported earnings per share in that quarter would have been $0.44, an increase of 31.8%.

Management Comments

"We began to see a significant turn-around in some segments of our business toward the end of last year and continuing through the first quarter of this year," stated W. G. (Mickey) Holliman, Chairman, President and Chief Executive Officer. "In our middle-price product offerings, represented primarily by Broyhill and Lane, order trends and revenues have been strong since the start of the year. This is particularly true in the upholstery business, but we have seen improvement in the case goods (wood furniture) business as well. Orders in the first few weeks of the second quarter indicate a continuation of those favorable trends. However, we have yet to see a significant return to the marketplace by the upper-end consumer, as Thomasville, Henredon and Drexel Heritage each continued to show negative comparisons year-over-year during the first quarter.

"We used the weak economic conditions of 2001 to our advantage, removing costs, adapting to changing sourcing initiatives and positioning the company to achieve higher operating profit margins going forward. We have seen the fruits of these efforts in our first quarter results, particularly at Lane and Broyhill. With only half our businesses showing favorable revenue gains, we have been able to post an attractive year-over-year increase in our net earnings and earnings per share. Any positive changes in revenues at our higher-end businesses, particularly in the second half of this year, should add significantly to our earnings performance."

Mr. Holliman continued, "The assimilation of our newly-acquired companies -- Henredon, Drexel Heritage and Maitland-Smith -- was seamless, and we have already seen significant sharing of information and best practices among all of our companies. The recently announced appointment of Jeff Young as President and Chief Executive Officer of Drexel Heritage brings to that company one of the best product design talents in the industry. We remain excited about the contribution these three new companies will bring to Furniture Brands.

"Lastly, we continue to improve our balance sheet. Strong cash provided from operations allowed the repayment during the quarter of $30.8 million in long-term debt. This represents a 21% decrease in the $140 million in debt we incurred at the end of last year to acquire the new companies. At this rate, we will return to our targeted debt level by the end of this year. This provides us with the flexibility to re-invest in our businesses and our brand names, and to consider other attractive strategic alternatives."

Outlook

Mr. Holliman concluded, "In early March we expressed our belief that the soft business environment at the high-end would continue until the second half of this year, at which point we expected to see strengthened business through the end of the year. Order trends in the second quarter to date have been positive, and if continued would signal better revenues than previously suggested. Today, we believe our second quarter revenues should be up 25% (4% to 6% excluding the acquisitions) from the same quarter last year. We presently expect our second quarter earnings per share to be in the $0.53 to $0.57 range and we are raising our full-year expectation to a range from $2.35 to $2.42. As has been our practice, we will provide an update on our second quarter and full-year expectations in early June."

Furniture Brands International is America's largest home furnishings manufacturer, manufacturing and sourcing its products under six of the best-known brand names in the industry - Broyhill, Lane, Thomasville, Henredon, Drexel Heritage and Maitland-Smith. The company markets its products across a broad spectrum of price categories and distributes its products through an extensive system of independently owned national, regional and local retailers.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the company's expected earnings per share, the prospects for the overall business environment, and other statements containing the words "expects," "anticipates," "estimates," "believes," and words of similar import. The company cautions investors that any such forward-looking statements are not guarantees of future performance and that certain factors may cause actual results to differ materially from those in the forward-looking statements. Such factors may include: overall business and economic conditions and growth in the furniture industry; changes in customer spending patterns and demand for home furnishings; competitive factors, such as design and marketing efforts by other furniture manufacturers; pricing pressures; success of the marketing efforts of retailers and the prospects for further customer failures; the company's success in furniture design and manufacture; the effects of manufacturing realignments and cost savings programs; and other risk factors listed from time to time in the company's public releases and SEC reports, including but not limited to the most recent reports on Forms 10-Q and 10-K. The company also cautions investors that our forecast for the second quarter and the year 2002 represent our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Mr. Holliman will be interviewed with respect to this earnings release on CNBC's "Wake Up Call" at 5:40 a.m. (Central Time) on Thursday, April 25, 2002. A conference call will be held to discuss the first quarter results at 7:30 a.m. (Central Time) on April 25, 2002. The call can be accessed at www.streetevents.com, or on the company's website at www.furniturebrands.com.


                                              FURNITURE BRANDS INTERNATIONAL

                                              CONSOLIDATED OPERATING RESULTS
                                          (Dollars in thousands except per share)
                                                        (Unaudited)




                                                                                                Three Months Ended
                                                                                                     March 31,

                                                                                               2002               2001
                                                                                          -------------      ---------

           Net sales..............................................................             $634,461           $506,182
           Costs and expenses:
             Cost of operations...................................................              456,251            370,416
             Selling, general and administrative expenses.........................              110,298             84,411
             Depreciation and amortization .......................................               12,556             15,258
                                                                                            -----------         ----------
           Earnings from operations...............................................               55,356             36,097

           Interest expense.......................................................                5,602              6,769
           Other income, net......................................................                1,074                809
                                                                                        ---------------       ------------
           Earnings before income tax expense                                                    50,828             30,137
           Income tax expense.....................................................               18,057             10,456
                                                                                            -----------         ----------
           Net earnings...........................................................           $   32,771          $  19,681
                                                                                             ==========          =========

           Net earnings per common share (diluted)................................               $ 0.58             $ 0.39
                                                                                                 ======             ======

           Average diluted common shares
             outstanding (in thousands)...........................................               56,438             51,083
                                                                                                 ======             ======



Note:Effective   January  1,  2002,  the  company   adopted  FAS  142  regarding
     amortization of goodwill and other intangible assets. If this accounting change had occurred effective January 1, 2001, the company would have reported diluted net earnings per common share of $0.44 for the three months ended March 31, 2001.



                                              FURNITURE BRANDS INTERNATIONAL

                                           CONSOLIDATED CONDENSED BALANCE SHEETS
                                                  (Dollars in thousands)
                                                        (Unaudited)




                                                                                       March 31,           December 31,
                                                                                            2002                   2001
                                                                                   -------------      -----------------
Assets

Current assets:
  Cash and cash equivalents.........................................               $      30,231           $     15,707
  Receivables, net..................................................                     400,093                359,493
  Inventories.......................................................                     376,269                369,773
  Prepaid expenses and other current assets.........................                      34,845                 33,742
                                                                                   -------------          -------------
    Total current assets............................................                     841,438                778,715
Net property, plant and equipment ..................................                     322,572                321,640
Intangible assets...................................................                     359,002                367,305
Other assets........................................................                      38,450                 35,829
                                                                                   -------------          -------------
                                                                                      $1,561,462             $1,503,489
                                                                                      ==========             ==========

Liabilities and Shareholders' Equity

Current liabilities:
  Accrued interest expense .........................................                $      3,281           $      2,805
  Accounts payable and other accrued expenses ......................                     208,776                172,490
                                                                                    ------------            -----------
    Total current liabilities.......................................                     212,057                175,295
Long-term debt .....................................................                     423,600                454,400
Other long-term liabilities.........................................                     113,759                114,135

Shareholders' equity ...............................................                     812,046                759,659
                                                                                    ------------            -----------
                                                                                      $1,561,462             $1,503,489
                                                                                      ==========             ==========
